                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Tele-Communications, Inc.
                (Name of Registrant as Specified in Its Charter)

                          Tele-Communications, Inc.
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         $4,606,909
- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
         Form S-4
- --------------------------------------------------------------------------------
     (3) Filing party:
         TCI/Liberty Holding Company
- --------------------------------------------------------------------------------
     (4) Date filed:
         April 13, 1994 and June 23, 1994
- --------------------------------------------------------------------------------


- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          Tele-Communications, Inc.
                       Special Meeting of Stockholders
                                August 4, 1994




                                (TCI LOGO) TCI





                    We're taking television into tomorrow.

                      Condensed Pro Forma Balance Sheet
                                March 31, 1994
                                 ($ Millions)

ASSETS                               TCI         TCI/Liberty       Change
- ------                             -------       -----------       ------
Current Assets                     $   285         $   761         $  476
Investments                          1,779           2,245            466
PP & E and Franchise Costs, net     14,787          15,455            668
                                   -------         -------         ------
    Total Assets                   $16,851         $18,461         $1,610
                                   =======         =======         ======
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current Liabilities                $   843         $ 1,167         $  324
Debt                                10,008          10,268            260
Deferred Income Taxes                3,456           3,620            164
Other Liabilities                       97             100              3
                                   -------         -------         ------
    Total Liabilities              $14,404         $15,155         $  751
Minority Interests                     300             391             91
Total Equity                         2,147           2,915            768
                                   -------         -------         ------
    Total Liabilities and Equity   $16,851         $18,461         $1,610
                                   =======         =======         ======

                 Condensed Pro Forma Statement of Operations
                      Three Months Ended March 31, 1994
                    ($ Millions except per share amounts)

                                     TCI         TCI/Liberty       Change
                                    ------       -----------       ------
Revenue                             $1,060          $1,380         $ 320
Operating and SG&A Expenses           (591)           (871)         (280)
                                    ------          ------         -----
    Operating Cash Flow                469             509            40
Depreciation and Amortization         (235)           (248)          (13)
                                    ------          ------         -----
    Operating Income                   234             261            27
Interest Expense, net                 (168)           (171)           (3)
Other Expense, net                     (17)            (20)           (3)
Income Tax Expense                     (25)            (36)          (11)
                                    ------          ------         -----
    Net Earnings                        24              34            10
Preferred Stocks Dividend               --              (3)           (3)
                                    ------          ------         -----
    Net Earnings Attributable to
     Common Shareholders            $   24          $   31         $   7
                                    ======          ======         =====

                            Corporate Organization


                        NEW  Tele-Communications, Inc.

     Domestic                  Programming              International                Technology/
  Communications               Peter Barton              Fred Vierra               Venture Capital
 Brendan Clouston                                                                   Larry Romrell

- -Interactive CATV           -Niche Programming         -Worldwide Brands         -Develop Interactive
- -Telephony/Satellite        -Branding & Bundling       -Geographical Focus        Technologies
- -Service Quality            -Public Relations          -Strong Regional          -Strategic Investments
                                                        Partners

                                (TCI LOGO) TCI




                    We're taking television into tomorrow.